Exhibit 99.1

 Intrusion Inc. Reports Fourth Quarter and Full Year 2023 Results

PLANO, Texas, March 26, 2024 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, announced today financial results for the fourth quarter and full year ended December 31, 2023.

Recent Financial & Business Highlights:

•	Improved full year EPS to $(0.57) per share from $(0.82) per share in 2022.
•	Announced the expansion of Intrusion Shield SaaS services in the Philippines.
•	Made additional progress toward regaining compliance with the Nasdaq minimum bid price and equity standard requirements.
•	Continuing resolution negatively impacts consulting revenues.

Fourth Quarter Financial Results

Revenue for the fourth quarter of 2023 was $1.4 million, a decrease of 7% sequentially and 5% compared to the previous year. The decline in revenue during the fourth quarter of 2024 was driven by a decrease in consulting revenue that was mainly associated with the federal government’s continuing resolution and the absence of an approved federal budget.

The gross profit margin was 79% for the fourth quarter of 2023, compared to 63% in the fourth quarter of 2022.

Operating expenses in the fourth quarter of 2023 were $3.5 million, a decrease from $5.4 million in the comparable quarter of last year.

The net loss for the fourth quarter of 2023 was $(2.8) million, or $(0.09) per share, compared to a loss of $(5.2) million, or $(0.25) per share for the fourth quarter of 2022.

Full Year 2023 Financial Results

Revenue for the full year ended December 31, 2023, was $5.6 million, a decrease of $1.9 million compared to 2022.

The gross profit margin was 78% for the full year ended December 31, 2023, compared to 55% in 2022.

Operating expenses for the full year ended December 31, 2023, were $16.4 million, a decrease from $20.5 million in 2022.

The net loss for the full year ended December 31, 2023, was $13.9 million, or $(0.57) per share, compared to a loss of $16.2 million, or $(0.82) per share in 2022.

As of December 31, 2023, cash and cash equivalents were $0.1 million, down from $3.0 million on December 31, 2022. Subsequent to year end, the Company announced that it entered into an exchange agreement with Streeterville Capital, LLC to exchange an aggregate $9,275,000 in senior debt pursuant to notes issued in March and June of 2022 for a newly designated Series A Preferred Stock.

“We continue to see strong momentum for our suite of Shield products, with the fourth quarter being our best quarter to date with the addition of seven new logos, including the $5 million multi-year award we announced in October,” said Tony Scott, CEO of Intrusion. “While initial revenue contributions from these new contracts will bring modest gains, as deployments are occurring in the first and second quarter of this year, two of these customers have already indicated their intent to further increase their use of Shield throughout 2024. We believe that the addition of these new customers and our growing sales pipeline will help drive Intrusion Shield revenue growth in 2024.”

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Mr. Scott continued, “Last week, we implemented two key steps in our plan to regain compliance with the minimum bid price and equity standard requirement for continued listing on the Nasdaq Capital Markets with the announcement of a 1-for-20 reverse stock split of our issued and outstanding shares and an exchange agreement with Streeterville Capital to exchange an aggregate of $9,275,000 in senior debt for newly designated Series A Preferred Stock. While there can be no assurance that Intrusion will be able to regain, and thereafter sustain, compliance with Nasdaq's listing requirements, we believe that the Reverse Stock Split and our ability to reduce our overall debt will provide Intrusion with the best option to successfully regain compliance with Nasdaq's listing requirements. Our focus remains on our vision for the future, and we believe that our compelling products and innovative strategies position us well to capitalize on the robust opportunities in our evolving marketplace.”

Conference Call

Intrusion’s management will host a conference call today at 4:00 P.M., CDT. Interested investors can access the live call by dialing 1-888-506-0062, or 1-973-528-0011 for international callers, and providing the following access code: 147933. The call will also be webcast live (LINK). For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 6:00 P.M. CDT until April 9, 2024, by dialing 1-877-481-4010, or 1-919-882-2331 for international callers, and entering the following access code: 49940. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working with government entities, the company released its first commercial product in 2021. Intrusion Shield allows businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known or unknown malicious connections from entering or exiting a network to help protect against zero-day and ransomware attacks. Incorporating Intrusion Shield into a network elevates an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitations, comments about the performance of protections provided by our Intrusion Shield product and any other words that react to management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof. They involve several risks and uncertainties, including, without limitation, the chances that our products and solutions do not perform as anticipated or do not meet with widespread market acceptance. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors."

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

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INTRUSION INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$1,366	$1,444	$5,611	$7,529
Cost of Revenue	290	540	1,257	3,354

Gross Profit	1,076	904	4,354	4,175

Operating Expenses:
Sales and marketing	1,152	2,025	5,670	6,510
Research and development	1,138	1,873	5,556	6,465
General and administrative	1,174	1,522	5,174	7,483

Operating Loss	(2,388)	(4,516)	(12,046)	(16,283)

Interest and Other Income	–	24	43	2,028
Interest Expense	(429)	(702)	(1,888)	(2,359)
Gain on Lease Termination	–	–	–	385

Net Loss	$(2,817)	$(5,194)	$(13,891)	$(16,229)
Net loss per share:
Basic	$(0.09)	$(0.25)	$(0.57)	$(0.82)
Diluted	$(0.09)	$(0.25)	$(0.57)	$(0.82)

Weighted average common shares outstanding:
Basic	31,223	20,854	24,241	19,791
Diluted	31,223	20,854	24,241	19,791

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INTRUSION INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	December 31
	2023	2022
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$139	$3,015
Accounts receivable, net	364	530
Prepaid expenses and other assets	635	1,877
Total current assets	1,138	5,422
Noncurrent Assets:
Property and equipment:
Equipment	2,069	2,865
Capitalized software development	2,791	1,380
Furniture and fixtures	–	43
Leasehold improvements	15	78
Property and equipment, gross	4,875	4,366
Accumulated depreciation and amortization	(1,955)	(2,208)
Property and equipment, net	2,920	2,158
Finance leases, right-of-use assets, net	382	1,048
Operating leases, right-of-use assets, net	1,637	504
Other assets	171	143
Total noncurrent assets	5,110	3,853
TOTAL ASSETS	$6,248	$9,275

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable, trade	$2,215	$1,273
Accrued expenses	222	446
Finance lease liabilities, current portion	384	667
Operating lease liabilities, current portion	178	294
Notes payable	10,823	10,114
Deferred revenue	439	455
Total current liabilities	14,261	13,249

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	3	10
Operating lease liabilities, noncurrent portion	1,539	231
Total noncurrent liabilities	1,542	241

Commitments and Contingencies

Stockholders’ Deficit:
Preferred stock, $0.01 par value: Authorized shares – 5,000; Issued shares – 0 in 2023 and 2022	–	–
Common stock, $0.01 par value: Authorized shares – 80,000; Issued shares – 35,823 in 2023 and 21,198 in 2022; Outstanding shares – 35,813 in 2023 and 21,188 in 2022
Common stock held in treasury, at cost – 10 shares	359	212
Additional paid-in capital	100,708	92,304
Accumulated deficit	(110,217)	(96,326)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ deficit	(9,555)	(4,215)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,248	$9,275

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